UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Merger Agreement.

Amendment to the Credit Agreement and Consent with Wells Fargo Capital Finance

On April 30, 2012, Hampshire Group, Limited, a Delaware corporation (the “Company”) entered into the Second Amendment to Credit Agreement and Amendment to Other Loan Documents (“Amendment No. 2”), by and among the Company, Hampshire Brands, Inc. (formerly known as Hampshire Designers, Inc., “Hampshire Brands”), Hampshire Sub II, Inc. (formerly known as Item-Eyes, Inc., “Hampshire Sub II”), Scott James, LLC (“Scott James”), Hampshire International, LLC (“Hampshire International”; and together with Hampshire Brands, Hampshire Sub II and Scott James, the “Borrowers”), Wells Fargo Capital Finance, LLC, as agent and a lender (“WFCF”), and the other financial institutions named therein as lenders (the “Lenders”). Amendment No. 2 amended the Company’s current credit agreement, dated as of October 28, 2010, by and among the Company, the Borrowers, WFCF and the Lenders (as amended by the First Amendment to Credit Agreement and Consent, dated as of August 15, 2011, the “Credit Facility”).

The Company entered into Amendment No. 2 to better align certain Credit Facility covenants to the Company’s go-forward business model. Amendment No. 2 provides for, among other things, amendments to the fixed charge coverage ratio and liquidity covenants, and the inclusion of certain accounts receivable in the calculation of the borrowing base under the Credit Facility. Amendment No. 2 also provides for an increase in the amount of intercompany advances that are permitted under the Credit Facility.

The description of Amendment No. 2 contained herein is qualified in its entirety by reference to the complete text of Amendment No. 2, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Exhibit #	Description
10.1
Second Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of April 30, 2012, by and among Hampshire Group, Limited, Hampshire Brands, Inc. (formerly known as Hampshire Designers, Inc.), Hampshire Sub II, Inc. (formerly known as Item-Eyes, Inc.), Scott James, LLC, and Hampshire International, LLC, and Wells Fargo Capital Finance, LLC, as agent and a lender, and the other financial institutions named therein as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By: /s/ Heath L. Golden
      Name: Heath L. Golden
      Title: President and Chief Executive Officer

Dated: May 4, 2012